                                                                EXHIBIT 3.23

                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                        FEL-PRO CHEMICAL PRODUCTS L.P.

        THIS LIMITED PARTNERSHIP AGREEMENT is entered into as of the 24th day of December, 1992, by and among Fel-Pro Management Co., a Delaware corporation, as general partner (the "General Partner"), Fel-Pro Master General Partnership, an Illinois general partnership, as limited partner (the "Limited Partner") (the General Partner and the Limited Partner are sometimes referred to collectively as the "Partners"), and David A. Weinberg, as initial limited partner (the "Initial Limited Partner").

                                   RECITALS

        As of November 13, 1992, the General Partner and the Initial Limited Partner entered into an Agreement to serve as General Partner and Initial Limited Partner, pursuant to which they agreed to form Fel-Pro Chemical Products, L.P. as a limited Partnership under the laws of the State of Delaware and agreed to serve as the general partner and the initial limited partner, respectively, of said limited partnership.

        Effective as of the date hereof, the Initial Limited Partner wishes to assign all of his right, title and interest in said limited partnership to the Limited Partner and the Partners wish to set forth the complete limited partnership agreement of said limited partnership.

        NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, the Partners hereby agree as follows:

                                   ARTICLE I

                       FORMATION OF LIMITED PARTNERSHIP

        The Partners hereby enter into a limited partnership (the
"Partnership") under the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware (the "Act") and, except as otherwise expressly provided herein, the rights and liabilities of the Partners shall be as provided in the Act.

                                  ARTICLE II

                                     NAME

        The business of the Partnership shall be conducted under the name Fel-Pro Chemical Products L.P., or such other name as the

General Partner may hereafter designate. The General Partner shall cause all documents required in connection with the establishment and the conduct of the business of the Partnership to be filed and recorded in the appropriate offices and places as required by law.

                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

        "Adjusted Taxable Income" means an amount (in no event less than zero) equal to the Partnership's taxable income, if any, including all items of income, gains, losses and expenses included in Section 702(a) of the Code; provided, however, that the Partnership's taxable income shall be deemed to exclude capital losses, and any capital gains included in taxable income shall be reduced by the amount of any capital losses so excluded in the same or any preceding year on a cumulative basis.

        "Agreement" means this Limited Partnership Agreement, as amended, modified or supplemented from time to time.

        "Applicable Federal Rate" means the interest rate defined as such in SS 1274(d) of the Code.

        "Capital Account" means an account maintained for each Partner which is equal to such Partner's original capital contribution, increased by its additional capital contributions and share of Partnership profits and decreased by distributions to it and its share of Partnership losses.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "FPMGP Partner" means a "partner" of Fel-Pro Master General Partnership as defined in the Partnership Agreement of Fel-Pro Master General Partnership.

        "General Partner" means Fel-Pro Management Co., but in the event that such party is at any time no longer acting as the General Partner, the term shall mean the party or parties then acting in such capacity.

        "Limited Partners" means the parties identified as Limited Partners on
Schedule 1 attached hereto and any party admitted as a substituted Limited Partner pursuant to Article XVI or as a new Limited Partner pursuant to Section 20.1.

        "Participating Percentage" means, as to each holder of a Unit or Units at any particular time, the percentage arrived at by dividing the total number of Units held by such party by the total number of Units outstanding hereunder and multiplying the quotient thereof by one hundred (100). The Participating Percentages of the

Partners and the number of Units owned by each Partner as of the date hereof are set forth in Schedule 1 attached hereto.

        "Partners" means the General Partner and the Limited Partners, where no distinction is required by the context in which the term is used herein.

        "Partnership" means the limited partnership formed pursuant to this Agreement by the parties hereto, as such partnership may from time to time be constituted.

        "Taxpayer" means any person or entity (other than a person or entity required to pay tax pursuant to the application of Sections 671 through 678 of the Code) that is ultimately liable for U.S. federal, state or local income taxes in respect of any portion of the Adjusted Taxable Income by virtue of being a Partner or an FPMGPS Partner.

        "Unit" means an interest in Partnership profits, losses, distributions and/or other items as further described herein.

                                  ARTICLE IV
                                  ----------

                                    PURPOSE
                                    -------

        The purpose of the Partnership is to develop, manufacture, market and distribute chemical maintenance and repair products (the "Business") and to engage in any other lawful act or activity for which limited partnerships may be organized under the laws of the State of Delaware.

                                   ARTICLE V
                                   ---------

                         NAMES OF PARTNERS; ASSIGNMENT
                         -----------------------------
                    OF INTEREST OF INITIAL LIMITED PARTNER
                    --------------------------------------

        5.1 The names of the Partners are set forth on Schedule 1 attached hereto and made a part hereof.

        5.2 Effective as of the date hereof, (a) the Initial Limited Partner hereby assigns and transfers all of his right, title and interest in the Partnership to the Limited Partner, (b) the Limited Partner hereby accepts such assignment, and (c) the General Partner hereby consents to said assignment.

                                  ARTICLE VI
                                  ----------

                                     TERM
                                     ----

        The Partnership shall be effective as of November 13, 1992, the date of filing of the Certificate of Limited Partnership of the Partnership, and shall continue until December 31, 2091, unless sooner terminated as set forth herein.

                                  ARTICLE VII
                                  -----------

                          PRINCIPAL PLACE OF BUSINESS
                          ---------------------------

        The principal place of business of the Partnership shall be 7450 North McCormick Boulevard, Skokie, Illinois 60076, or such other place or places as the General Partner may designate.

                                 ARTICLE VIII
                                 ------------

                             CAPITAL CONTRIBUTIONS
                             ---------------------

        The initial capital of the Partnership shall be $1,760,606. Each of the Partners shall be obligated to contribute to the capital of the Partnership the amount of cash specified opposite its name on Schedule 1 hereto.

                                  ARTICLE IX
                                  ----------

                                 DISTRIBUTIONS
                                 -------------

        9.1 Except for mandatory distributions provided for in Section 9.2 below, the General Partner shall have the sole discretion to cause the Partnership to make distributions to the Partners in accordance with their respective Participating Percentages.

        9.2 Notwithstanding anything contained herein to the contrary, the General Partner shall distribute to the Partners, pro rata based upon their Participating Percentages, an amount (collectively, the "Required Distribution Amount") for each taxable year of the Partnership's operations equal to the product of (a) the Adjusted Taxable Income of the Partnership for such taxable year, times (b) the greater of (i) 40% or (ii) the highest aggregate U.S. federal, state and local income tax rate in effect for such taxable year (the "Aggregate Rate") applicable to any Taxpayer who has not consented to a Distribution Reduction (as hereinafter defined). The Required Distribution Amount shall not be reduced without the consent of all of the Taxpayers; provided, however, that if in any taxable year the Taxpayers are subject to different Aggregate Rates, all Taxpayers subject to the highest

Aggregate Rate on the basis of which a Required Distribution Amount would otherwise be payable may, without the approval of the remaining Taxpayers, consent to reduce the Required Distribution Amount (a "Distribution Reduction") for such taxable year to that required by the next highest Aggregate Rate applicable to any Taxpayer who has not consented to a Distribution Reduction. For purposes of this Section 9.2, the term "Aggregate Rate" shall take into account any provisions of the Code that have the effect of increasing the effective tax rate, including but not limited to those provisions which phase out itemized deductions and those provisions which impose a surtax.

        9.3 Estimated payments, each of one quarter of the Required Distribution Amount, shall be made in four cash installments not later than 15 days before estimated federal taxes are due, based upon the General Partner's good faith estimate of the Partnership's Adjusted Taxable Income. The Partnership shall distribute to the Partners, not later than April 10th of the year following the close of each taxable year of the Partnership, the amount by which the Required Distribution Amount for such taxable year exceeds the total amount distributed to the Partners for such taxable year pursuant to the preceding sentence. If the Partnership distributes estimated payments to the Partners in an amount in excess of the Required Distribution Amount for any taxable year ("Excess Distribution"), then the amount of the next distribution(s) the General Partner would otherwise be required to make to such Partner(s) under Section 9.2 shall be reduced by the Excess Distribution until the remaining balance of the Excess Distribution is reduced to zero.

        9.4 Nothing contained in this Agreement shall prohibit the General Partner from distributing an amount in excess of the Required Distribution Amount in respect of any taxable year; provided, however, that any distributions intended to be in excess of the Required Distribution Amount shall be so designed by the General Partner and such distributions shall not be taken into account in determining whether there has been an Excess Distribution.


                                   ARTICLE X
                                   ---------

                       ALLOCATIONS OF PROFITS AND LOSSES
                       ---------------------------------

        Except as otherwise required by Section 704 of the Code, each item of the Partnership's income, gain, loss, deduction or credit from operations shall be allocated to the Partners in accordance with their Participating Percentages.

                                  ARTICLE XI
                                  ----------

                         BOOKS OF ACCOUNT AND RECORDS
                         ----------------------------

        Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in business of a like character. The Partnership books and records shall be kept on the accrual basis unless a different accounting method is permitted under applicable law and the General Partner elects to employ such method. The books and records shall at all times be maintained at the principal office of the Partnership and shall be open to reasonable inspection and examination by the Partners or their duly authorized representatives during reasonable business hours.

        Each Partner shall receive a copy of such financial information regarding the Partnership as the General Partner may deem appropriate in its discretion.

        Each Partner acknowledges that all financial and other business information to which it may have access hereunder or by virtue of its being a Partner or an employee of the Partnership or of the General Partner is confidential and proprietary to the Partnership and that it will not, whether during the term of this Agreement or thereafter, disclose such information or permit the same to be disclosed to any other person or entity.


                                  ARTICLE XII
                                  -----------

                                  FISCAL YEAR
                                  -----------

        The fiscal year of the Partnership shall be a 52-53 week accounting period ending on the last Sunday in December in each year, or such other date at the General Partner may designate.


                                 ARTICLE XIII
                                 ------------

                               PARTNERSHIP FUNDS
                               -----------------

        The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner. All withdrawals from any such bank accounts shall be made by the authorized officers or agents of the General Partner. Partnership funds shall be separately identifiable from those of any other person or entity.

                                  ARTICLE XIV
                                  -----------

                          STATUS OF LIMITED PARTNERS
                          --------------------------

        14.1 The Limited Partners shall not participate in the management or control of the Partnership's business, transact any business for the Partnership or have the power to act for or bind the Partnership, all such powers being vested solely and exclusively in the General Partner. The Limited Partners shall have no interest in the properties or assets of the General Partner or any equity therein, or in any proceeds of any operations or sales thereof (which operations and sales shall not be restricted in any respect), by virtue of acquiring or owning Units.

        14.2 The death, incapacity, dissolution or bankruptcy of a Limited Partner, or the transfer of all of its interest in the Partnership to anyone not then a Partner, shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions of Partnership funds and to assign an interest pursuant to Article XVI hereof shall, on the happening of such an event, devolve on its successor-in-interest, if any, and the Partnership shall continue as a limited partnership. The successor-in-interest of the Limited Partner shall become a substituted Limited Partner only upon compliance with Article XVI hereof.

        14.3 No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses.

                                  ARTICLE XV
                                  ----------

               POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER
               ------------------------------------------------

        15.1 The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

        15.2 Subject to the foregoing, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority to lease, sell, exchange, refinance or grant an option for the sale of all or any portion of the property of the Partnership at such rental, price or amount, for cash, securities or other consideration and upon such other terms as the General Partner in its sole discretion deems proper.

        15.3 The General Partner shall have the authority to delegate its day-to-day managerial authority to such employees of the Partnership, and to give such employees such titles, as the General Partner shall from time to time designate, and to revoke or change such managerial authority and change or eliminate such titles in the sole discretion of the General Partner.

        15.4 The General Partner is hereby designed the "tax matters partner" of the Partnership.

        15.5 Neither the General Partner nor any agent of the General Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement or by law unless such action or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

        The Partners specifically acknowledge, without limiting the general applicability of this Section 15.5, that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any Limited Partner with respect to any action taken by the General Partner in conjunction with an audit of the Partnership for income tax or other purposes.

        15.6 The General Partner shall not be required to manage the Partnership as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures and activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. All expenses of the General Partner incurred in the performance of its duties hereunder shall be borne by the Partnership.

        15.7 One or more additional or replacement General Partners may be admitted to the Partnership without the consent of the Limited Partners if, by only if, the additional or replacement General Partner(s) is an affiliate of the General Partner. Any such additional General Partner(s) shall receive such Participating Percentage as the General Partner may determine, so long as no dilution occurs with respect to any Limited Partner's Participating Percentage without such Limited Partner's consent. Except for such affiliates, additional General Partners may only be admitted to the Partnership with the consent of a majority in interest of the Limited Partners or such higher proportion as may be required by law.

     15.8 The Partnership shall indemnify and hold harmless the General Partner and its officers, employees and agents from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence, by such party or parties and were not in violation of the General Partner's fiduciary obligation to the Partnership. The Partnership may advance sums for payment of amounts described in this Section 15.8, provided that the recipient of any such advances shall be obligated to repay the amounts advanced if the recipient is finally adjudged ineligible to be indemnified hereunder.


                                  ARTICLE XVI
                                  -----------

                   TRANSFER OF LIMITED PARTNERSHIP INTERESTS
                   -----------------------------------------

     16.1 A Limited Partner may not assign, sell, transfer or pledge or otherwise encumber its Units, or any portion thereof, without the prior written consent of the General Partner. In any case of transfer, the instrument of transfer shall be in form and substance satisfactory to the General Partner.

     16.2 Notwithstanding the provisions of Section 16.1, a Limited Partner may, without the consent of the General Partner, assign or transfer its rights to receive the share of profits and losses of the Partnership, the return of capital contributions and any other distributions or payments to which such Limited Partner would have been entitled. However, the assignee or transferee of a Limited Partner's Units, or any portion thereof, shall not automatically become a substituted Limited Partner or have any of the other rights of a Limited Partner, and may be admitted to the Partnership as a Limited Partner in the place and stead of, or together with, as the case may be, the Limited Partner who has assigned or transferred all or part of its Units only upon satisfaction of all of the following conditions:

        (a) A duly executed and acknowledged written instrument of assignment must be filed with the Partnership setting forth the intention of the assignor that the assignee become a Limited Partner in the assignee's place.

        (b) The assignor and the assignee must execute and deliver such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement, including the provisions of Article XVII hereof as it relates to the assignor.

        (c) The written consent of the General Partner to such substitution shall be obtained, the granting or denial of which shall be within the sole discretion of the General Partner.

After all of the foregoing conditions have been fulfilled and the assignee has been admitted to the Partnership as a substituted Limited Partner, the General Partner shall amend this Agreement and any Schedules hereto to reflect the assignee's admission to the Partnership as a Limited Partner.

        16.3 Notwithstanding the foregoing, no sale or assignment of a Partnership interest may be made if the sale or assignment would result in the termination of the Partnership under Section 708 of the Code, or any successor section, and no such sale or assignment may be made unless the Partnership receives an opinion of counsel, satisfactory in form and substance to the General Partner, to the effect that (i) there will be no such termination of the Partnership as a consequence of such sale or assignment and (ii) the transfer is covered by proper exemptions from registration under applicable securities' laws.

        16.4 Any Limited Partner selling, assigning or transferring any Units under this Article and the assignee or transferee thereof, jointly and severally, shall reimburse the Partnership on demand for all costs and expenses (including reasonable attorneys' fees) incurred by the Partnership in connection with such sale, assignment and transfer, whether or not the consent of the General Partner therefor is given.

                                 ARTICLE XVII
                                 ------------

                        DISSOLUTION OF THE PARTNERSHIP
                        ------------------------------

        The happening of any of the following events shall work an immediate dissolution of the Partnership:

        (a) The dissolution or bankruptcy of the General Partner, unless a substitute General Partner is selected by agreement of the Limited Partners holding a majority of the Units (or such higher percentage as may be required by law), and the new General Partner elects to continue the business of the Partnership;

        (b) The agreement of the Partners holding a majority of the outstanding Units (or such higher percentage as may be required by law) to dissolve the Partnership; or

        (c)     The expiration of the term of the Partnership as provided in
                Article VI of this Agreement.

                                 ARTICLE XVIII
                                 -------------

                       ADDITIONAL PROVISIONS CONCERNING
                        DISSOLUTION OF THE PARTNERSHIP
                       --------------------------------

        18.1 In the event of the dissolution of the Partnership for any reason, the General Partner, or in the event that the General Partner has dissolved or withdrawn from the Partnership, a liquidator or a liquidating committee selected by the Limited Partners in accordance with the Act, shall wind up the affairs of the Partnership. The Partners shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. The General Partner (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation.

        18.2 Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the General Partner (or such liquidator or liquidating committee) to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed to all of the Partners in accordance with their respective Participating Percentages.

        18.3 Each partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and for the return of its capital contribution and shall have no recourse therefor against any other Partner. The Partners shall not have any right to demand or receive property other than cash upon dissolution and termination of the Partnership or to demand the return of their capital contributions to the Partnership prior to dissolution and termination of the Partnership.

        18.4 Upon completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate, and the General Partner shall have the authority to execute and record a Certificate of Cancellation of the Partnership as well as any and all other documents required to effect the dissolution and termination of the Partnership.


                                  ARTICLE XIX
                                  -----------
                                    NOTICES
                                    -------

     All notices and demands required or permitted under this Agreement shall be deemed properly given and effective upon receipt (or, if refused, upon the date of such refusal) if in writing and sent by U.S. first class mail, postage prepaid, overnight air courier, facsimile transmission or personal delivery to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

                                  ARTICLE XX
                                  -----------
                  AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT
                  ------------------------------------------

     20.1 The General Partner shall have exclusive authority to admit new limited partners to the Partnership on such terms and conditions as the General Partner shall, in its sole discretion, deem appropriate without the consent of the Limited Partners. In connection therewith, the General Partner may create different classes of limited partners of the Partnership and make such changes to this Agreement as it may deem appropriate.

     20.2 This Agreement may be amended upon the affirmative vote of the General Partner and the Limited Partners owning a majority of the Units; provided however, that the provisions of Article IX and of this proviso may not be amended or waived, nor may any provision inconsistent therewith be adopted, without the affirmative vote of all of the Taxpayers. In the event this Agreement shall be amended, the General Partner shall amend the Certificate of the Limited Partnership to reflect such change if it deems such amendment to be necessary or appropriate.

     20.3 Unless otherwise provided expressly herein, any matters which require or permit Partner approval or agreement may be approved or agreed to by the holders of a majority of the Units (or such greater number of Units as may be required herein) at a meeting called in accordance with this Section 20.3 at which more than 50% of the Units are represented in person or by proxy.

             (a) The General Partner may call a meeting of the Partners upon delivery of notice of such meeting to all Partners not less than 15 days prior to the meeting date.
                                     -12-

        (b) Any action which may may be taken at a meeting of the Partners may be taken by execution of a written consent providing for such action executed by the holders of more than 50% of the Units or such greater number of Units as may be required herein.

        (c) Units held by the General Partner (or an affiliate thereof) may be voted as to any and all matters for which a vote of Partners is provided hereunder.

   20.4 In addition to any amendments otherwise authorized herein, this Agreement any be amended from time to time by the General Partner without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make for the benefit of the Limited Partners any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; (iii) to preserve the status of the Partnership as a "partnership" for Federal income tax purposes; and (iv) to delete or add any provisions of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commission or similar such official, which addition or deletion is deemed by such staff, agency or official to be for the benefit or protection of the Limited Partners.

                                  ARTICLE XXI
                                  -----------
                                 MISCELLANEOUS
                                 -------------

        21.1 This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

        21.2 This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

        21.3 Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Partners and their personal representatives, heirs, administrators, executors, successors and assigns.

        21.4 Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

        21.5 Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

        21.6 If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application or such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

        21.7 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one of the same instrument.

        21.8 The General Partner is not obligated to deliver or mail to any Limited Partner a copy of the Partnership's Certificate of Limited Partnership or of any amendment thereto or restatement thereof.

        21.9 Each Limited Partner hereunder, by the execution of this Agreement by such Limited Partner or its attorney-in-fact, hereby irrevocably constitutes and appoints the General Partner, under this Agreement, the true and lawful attorney-in-fact for such Limited Partner, with full power and authority in its name, place and stead, to execute and acknowledge under oath, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including:

                (a) All certificates and other instruments (including this Agreement), including any amendment thereof, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership under the Act (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the
        Act) or under the laws of any other jurisdiction in which the Partnership may conduct business, including but not limited to an amendment reflecting the addition of any signatory hereto as a Partner or any admission or substitution or other Partners, or reflecting the capital contributions made by any signatory hereto or by any other Partner, or any other document from time to time to admit a Partner, to effect the substitution of any Partner's assignee as Partner;

                (b) All instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

          (c) All amendments to this Agreement approved in accordance with the terms of this Agreement;

          (d) All conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership; and

          (e) All other instruments, documents or contracts requisite to carrying out the intent and purpose of this Agreement and the business of the Partnership.

     The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be an irrevocable power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement and in filing and taking other action by it on behalf of the Partnership. The foregoing power of attorney shall survive the subsequent death, incapacity, insolvency, dissolution or termination of a Limited Partner or the assignment by any Limited Partner of the whole or any part of its interest hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

GENERAL PARTNER:                        FEL-PRO MANAGEMENT CO.,
                                        a Delaware corporation

                                        By:  /s/ David A. Weinberg
                                             --------------------------------
                                                  Chairman of the Board


LIMITED PARTNER:                        FEL-PRO MASTER GENERAL PARTNERSHIP,
                                        an Illinois general partnership

                                        By:  The Weinberg 1992 Gift Trust for
                                             David U/A/D 12/10/92, one of its
                                             partners


                                             /s/ David A. Weinberg
                                             --------------------------------
                                             David A. Weinberg, Trustee


                                             --------------------------------
                                             Allan B. Muchin, Trustee


INITIAL LIMITED PARTNER:                     /s/ David A. Weinberg
                                             --------------------------------
                                             David A. Weinberg

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

GENERAL PARTNER:                        FEL-PRO MANAGEMENT CO.,
                                        a Delaware corporation

                                        By:
                                             --------------------------------
                                                  Chairman of the Board


LIMITED PARTNER:                        FEL-PRO MASTER GENERAL PARTNERSHIP,
                                        an Illinois general partnership

                                        By:  The Weinberg 1992 Gift Trust for
                                             David U/A/D 12/10/92, one of its
                                             partners


                                             --------------------------------
                                             David A. Weinberg, Trustee


                                             /s/ Allan B. Muchin
                                             --------------------------------
                                             Allan B. Muchin, Trustee


INITIAL LIMITED PARTNER:
                                             --------------------------------
                                             David A. Weinberg

                                  SCHEDULE 1
                      TO LIMITED PARTNERSHIP AGREEMENT OF
                        FEL-PRO CHEMICAL PRODUCTS L.P.
                        ------------------------------

                                Capital                          Participating
     Name                     Contribution   No. of Units         Percentage
    ------                    ------------   ------------         ----------
General Partner:

     Fel-Pro Management Co.   $    17,606         1                      1%

Limited Partners:

Fel-Pro Master
     General Partnership      $ 1,743,000        99                     99%
                              -----------        --                     ---

          TOTAL               $ 1,760,606       100                    100%

                                     -17-